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                                                                   EXHIBIT 10.18

[CHASE LOGO]


                     [CHASE BANK OF TEXAS, N.A. LETTERHEAD]


CRAFTMADE INTERNATIONAL, INC.                                    August 11, 1999
DUROCRAFT INTERNATIONAL, INC.
TRADE SOURCE INTERNATIONAL, INC.
C/D/R INCORPORATED
650 S. Royal Lane, Suite 100
Coppell, Texas 75050

Re: FIFTH AMENDMENT TO CREDIT AGREEMENT; Credit Agreement dated as of May 30, 1996, as amended by First Amendment dated as of October 8, 1996, Second Amendment dated as of November 1, 1997, Third Amendment dated as of July 1, 1998, and Fourth Amendment dated as of April 2, 1999 (as so amended, the "Credit Agreement"), among the addressees, Chase Bank of Texas, N.A., Frost National Bank, and Chase Bank of Texas, N.A., as agent

Dear Sirs or Madams:

     We refer to the Credit Agreement referenced above. All capitalized terms defined in the Credit Agreement and not otherwise defined in this letter have the same meanings herein as in the Credit Agreement. This letter is the fifth amendment of the Credit Agreement.

     This letter evidences the agreement of the parties to the Credit Agreement to amend the last proviso of Section 8.4 of the Credit Agreement by substituting `$4,000,000" for "$3,000,000." As such, the last proviso of Section 8.4 as hereby amended reads in its entirety as follows:

     "provided, however, that Borrower may purchase treasury stock so long as
     (a) the amounts spent for such purchases, in any fiscal year, do not exceed $4,000,000 and (b) Borrower remains in compliance with the Consolidated Debt to Consolidated Tangible Net Worth Ratio as evidenced by a Treasury Stock Purchase Compliance Certificate, substantially in the form of EXHIBIT F-1 attached hereto, submitted to the Agent showing the effect of any potential treasury stock purchases contemplated by Borrower during a thirty
     (30) day period commencing on the earlier of (i) the date such Treasury Stock Purchase Compliance Certificate is sent to the Agent or (ii) the date of the initial treasury stock purchase covered by such certificate."

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CRAFTMADE INTERNATIONAL, INC. et al
August 11, 1999
Page 2


Borrower hereby represents and warrants to the Agent and the Lenders that as of the date of this letter, the execution, delivery and performance of this letter and any and all other Loan Documents executed and delivered in connection with this letter have been authorized by all requisite corporate action, including resolutions of the boards of directors, on the part of Borrower and Guarantor; that no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default; and that each of Borrower and Guarantor is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby.

     C/D/R hereby acknowledges, consents and agrees to this letter and (a) acknowledges that its obligations under that certain Guaranty Agreement executed by it effective as of May 30, 1996, in favor of the Agent and the Lenders, includes a guaranty of all of the obligations, indebtedness and liabilities of the Borrower under the Credit Agreement as amended by this letter, (b) represents to the Agent and the Lenders that such Guaranty remains in full force and effect and shall continue to be its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (c) agrees that this letter and all documents executed in connection herewith do not operate, and that the prior amendments to the Credit Agreement and all documents executed in connection therewith have not operated, to reduce or discharge its obligations under such Guaranty.

     This letter may be executed in any number of identical counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement. Except as expressly amended by this letter, the Credit Agreement is and shall be unchanged

     THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND AS APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

     THIS WRITTEN LETTER AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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CRAFTMADE INTERNATIONAL, INC. et al
August 11, 1999
Page 3


                                             CHASE BANK OF TEXAS, N.A., as Agent
                                             and as Lender

                                             By:    /s/ Jerry G. Petrey
                                                --------------------------------
                                             Name:  Jerry G. Petrey
                                             Title: Vice President


                                             FROST NATIONAL BANK

                                             By:    /s/ D. Michael Randall
                                                --------------------------------
                                             Name:  D. Michael Randall
                                             Title: Senior Vice President

CRAFTMADE INTERNATIONAL, INC.
DUROCRAFT INTERNATIONAL, INC.
TRADE SOURCE INTERNATIONAL, INC.

All By: /s/ James R. Ridings
       -----------------------------
Name:   James R. Ridings
Title:  Chief Executive Officer


C/D/R INCORPORATED

By:     /s/ Clifford Crimmings
       -----------------------------
Name:   Clifford Crimmings
Title:  President